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                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is entered into as of March 20, 2000 between Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), and Robert L. Chioini ("Employee").

         In consideration of the mutual covenants contained in this Agreement, the Company and Employee agree as follows:

         1. Employment

         During the term of this Agreement (as defined in Sections 2 and 4), the Company shall employ Employee, and Employee hereby accepts such employment by the Company, on a full time basis, in accordance with the terms and conditions set forth in this Agreement.

            (a) Duties. Employee shall serve in such capacities and shall perform such duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are established from time to time by, or in accordance with procedures established by, the Board of Directors of the Company.

            (b) Performance. Employee shall perform the duties called for under this Agreement to the best of his ability and shall devote all of his business time, energies, efforts and skill to such duties during the term of his employment and shall not seek or accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Board of Directors of the Company.

         2. Term

         Subject to Section 17 below, the term of Employee's employment under this Agreement shall begin on the date first written above and shall continue for three years unless earlier terminated pursuant to Section 4.

         3. Compensation, Expenses and Benefits

         As full compensation for Employee's performance of his duties pursuant to this Agreement, the Company shall pay Employee during the term of this Agreement, and Employee shall accept as full payment for such performance, the following amounts and benefits:

            (a) Salary. As salary for Employee's services to be rendered under this Agreement, the Company shall pay Employee an annual salary of $275,000 the first year, $300,000 the second year and $325,000 the third year, which may be adjusted upwards from time to time by the Board of Directors of the Company.

            (b) Bonus. In addition to his salary, Employee shall be entitled to a minimum




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bonus of $20,000 each quarter, or a greater amount, if determined by the Board of Directors of the Company.

            (c) Business Expenses. The Company shall pay or reimburse Employee for all reasonable, ordinary and necessary travel, entertainment, meals, lodging and other out-of-pocket expenses incurred by Employee in connection with the Company's business, for which Employee submits appropriate receipts.

            (d) Benefits. Employee shall be eligible to participate in all fringe benefits, if any, including insurance and other employee benefit plans, applicable to other similar executive officers of the Company, when and if adopted and made available during the term of this Agreement to employees with similar periods of service, subject to any eligibility or other requirements for participating in such fringe benefits and to the actual existence of the respective plans.

            (e) Automobile. The Company shall pay the Employee's automobile related expenses.

         4. Termination

            (a) Death. Employee's employment under this Agreement shall terminate immediately upon Employee's death.

            (b) Disability. Employee's employment under this Agreement shall terminate, at the Company's option, immediately upon notice to Employee given after Employee's "total disability," but no earlier than the later of (i) the day after six (6) consecutive months during which Employee suffers from a "total disability," and (ii) the day that Employee is eligible to begin receiving disability benefits under any disability insurance policy or its equivalent provided to employees, including the Employee, under Section 3(d) above. "Total disability" shall mean Employee's physical or mental condition which renders Employee unable to perform the duties contemplated by Section 1 above. If the Company and Employee are unable to agree whether Employee is suffering from a "total disability," the question shall be decided by a physician mutually agreed upon and paid for by the Company, whose determination shall be final and binding. If Employee and the Company are unable to agree on a physician, Employee and the Company shall each choose one physician who shall mutually choose a third physician, whose determination shall be final and binding. Employee shall continue to receive compensation pursuant to Section 3 during the period prior to termination of Employee's employment pursuant to this Section 4(b), less any disability benefits Employee receives pursuant to the insurance policy or its equivalent provided by Section 3(d) with respect to such period, if any.

            (c) With Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee's employment under this Agreement for "cause." Such termination shall be effective immediately upon Employee's receipt of such written notice. "Cause" means material breach by Employee of this Agreement, any material breach by Employee of his fiduciary duties to the Company, gross neglect, gross abuse of office amounting to a breach of trust, fraud, any willful violation of any law, rule or regulation (other than traffic violations and similar offenses), which violation resulted in a conviction and shall have a




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material adverse effect upon the Company, any act of theft or dishonesty by
Employee, or any action by Employee (or failure to act).

            (d) Without Cause. The Company and Employee shall each have the right, upon written notice to the other, to terminate Employee's employment under this Agreement without cause. Such termination shall be effective 30 days after receipt of such notice.

         5. Effects of Termination

            (a) If Employee's employment under this Agreement is terminated pursuant to Sections 4(a), (b) or (c), if Employee resigns pursuant to Section 4(d) or if either party gives notice to the other party of its intention not to renew this Agreement in accordance with Section 17, the Company's obligations under this Agreement, including its obligations under Section 3, shall end except for the Company's obligation to: (i) reimburse Employee (or his estate) for all out-of-pocket expenses incurred and unpaid pursuant to Section 3(c) and all benefits actually due pursuant to Sections 3(d), accrued and unpaid through the date of termination; and (ii) pay to Employee (or his estate) any salary and bonus compensation, pursuant to Sections 3(a) and 3(b), actually earned, accrued and unpaid through the date of termination.

            (b) If the Company terminates Employee's employment under this Agreement pursuant to Section 4(d), or if the Company provides notice pursuant to Section 17 that it wishes to terminate this Agreement at the end of the initial term, the Company shall provide the benefits set forth in Section 3(d) for a period of twelve months beginning after the 30 days' written notice and shall pay Employee an amount equal to two-times the Employee's annual compensation (including bonus) within the year described herein, payable in equal monthly installments over a period of twelve months beginning after the 30 days' written notice, subject to earlier termination upon the occurrence of any of the events described in Sections 4(a) or (c). The Employee shall also be entitled to accelerate the vesting of any and all stock options which are not currently vested. Except for the payment and benefits set forth in the preceding sentence, Employee shall be entitled to no other compensation, payment or benefit from the Company upon termination by the Company pursuant to Section 4
(d) above or section 17 below.

            (c) Termination of Employee's employment under this Agreement shall not affect either party's rights and obligations under Sections 3 (subject to the limitations set forth in Sections 5(a) and (b)), 5, 7, 8, 9, 10 and 11, and such rights and obligations shall continue and survive the termination of Employee's employment and this Agreement, for any reason, notwithstanding any breach of this Agreement by Employee or by the Company.

         6. Conflicts of Interest

         While employed by the Company, Employee shall not, directly or indirectly, unless approved in writing by the Chairman of the Board of the
Company:

            (a) participate in any way in the benefits of transactions between the Company and its suppliers or customers, or have personal financial transactions with any of the Company's suppliers or customers, including, without limitation, having a financial interest in the Company's suppliers or customers, or making loans to, or receiving loans from, the


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Company's suppliers or customers;

            (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with Employee's employment with the Company for Employee's personal advantage or gain; or

            (c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

         7. Solicitation of Employees and Consultants

         Upon termination of Employee's employment with the Company under this Agreement, with or without cause, by either the Company or Employee, Employee shall not for a period of three years following the date of such termination, directly or indirectly:

            (a) solicit or attempt to hire any person who is then employed by, or is a consultant to, the Company or who was employed by, or was a consultant to, the Company at any time during the two year period before the termination of Employee's employment with the Company under this Agreement; or

            (b) encourage any such person to terminate his or her employment or consultation with the Company.

         8. Covenant Not to Compete

         During the term of Employee's employment under this Agreement and (i) for a period of three years following the termination of Employee's employment with the Company under this Agreement (the "Period"), Employee shall not, directly or indirectly, himself, or through or for an individual, person or entity wherever located:

            (a) engage in any activities, perform any services in connection with any products, or sell any products, which are similar to the activities or services performed by, or products sold by, the Company during the term of Employee's employment under this Agreement; or

            (b) be employed by, consult with, own any capital stock of, or have any financial interest of any kind in, any individual, person or entity, wherever located, which conducts a business reasonably similar to the Company's business; provided, that Employee may own, for investment purposes only, up to 3% of the stock of any publicly traded business whose stock is either listed on a national stock exchange or on the Nasdaq National Market System (if Employee is not otherwise affiliated with such business).

         9. Solicitation of Company Customers

         Upon termination of Employee's employment with the Company under this Agreement, with or without cause, by either the Company or Employee, Employee shall not, directly or



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indirectly, at any time within the Period, solicit any entity that was a customer of the Company at any time within the two year period before the date of such termination to perform services or supply products for such customer of a similar nature to those services performed or products provided by the Company to such customer during the term of such employment under this Agreement.

         10. Confidentiality; Return of Documents

         Employee further agrees that Employee will not, at any time, for so long as any Confidential Information (as defined below) shall remain confidential or otherwise remain wholly or partially protectable, either during the term of Employee's employment with the Company under this Agreement or thereafter, use or disclose, directly or indirectly, to any person or entity outside the Company any Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean all business and technical information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by the Company (other than by the act or acts of an employee not authorized by the Company to disclose such information) and which relates to any one or more of the aspects of the present or past business of the Company or an affiliate of the Company or any of their respective predecessors, including, without limitation, patents and patent applications, inventions and improvements (whether or not patentable), development projects, policies, processes, formulas, techniques, know-how and other facts relating to manufacturing, sales, advertising, promotions, financial matters, or other trade secrets. Upon termination of Employee's employment with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, diaries, records, notebooks, and similar repositories of or containing Confidential Information, including all copies thereof, then in Employee's possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the Company.

         11. Company's Remedies

         Employee acknowledges and agrees that the covenants and undertakings contained in Sections 1(b), 6, 7, 8, 9 and 10 of this Agreement relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order.

         12. Employee's Remedies

         Employee's remedy against the Company for breach of this Agreement and/or wrongful termination of his employment is the collection of any compensation due him as provided in Sections 3 and 5 and such other remedies available to Employee under law or in equity.

         13. Assignment


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         The Company shall not be required to make any payment under this
Agreement to any assignee or creditor of Employee, other than to Employee's legal representative on death. Employee's obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or his legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may assign this Agreement without Employee's consent to any successor to the Company's business. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.

         14. Company's Obligations Unfunded

         Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company's obligations under this Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

         15. Notices

            (a) To Employee. Any notice to be given under this Agreement by the Company to Employee shall be deemed to be given if delivered to Employee in person or three business days after mailed to him by certified or registered mail, postage prepaid, return receipt requested, to:

                Robert L. Chioini
                3180 Windwood Lane
                West Bloomfield, MI  48324

                With a copy to

                Patrick J. Bagley, Esq.
                Bagley and Langan PLLC
                4540 Highland Road
                Waterford, Michigan 48328


or at such other address as Employee shall have advised the Company in writing.

            (b) To the Company. Any notice to be given under this Agreement by Employee to the Company shall be deemed to be given three business days after mailed by certified or registered mail, postage prepaid, return receipt requested, to:

                Thomas Klema, CFO
                Rockwell Medical Technologies, Inc.
                28025 Oakland Oaks
                Wixom, Michigan 48393




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         With a copy to:

         Rockwell Medical Technologies, Inc.
         28025 Oakland Oaks
         Wixom, Michigan 48393
         Attn:    Compensation Committee
                  Board of Directors

or at such other address as the Company shall have advised Employee in writing.

         16. Amendments

         This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.


         17. Renewal of Term

         Not less than 30 days prior to the end of the Term, either party may notify the other party that it wishes to terminate this Agreement at the end of the Term. If no such notification is given, the Term of this Agreement will be extended for an additional one year period with the same terms and conditions as set forth herein (other than with respect to the length of the Term), subject to the rights of termination as provided herein.

         18. Entire Agreement

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, except for those stated in this Agreement.

         19. Captions

         The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

         20. Governing Law and Forum

         This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Michigan, except for any provisions of Michigan law which direct the application of other states' laws, and except that if any provision of this Agreement would be illegal, void, invalid or unenforceable under such Michigan laws, then the laws of such other jurisdiction which would render such provisions valid and enforceable shall govern so far as is necessary to sustain the validity and enforceability of the terms of this Agreement. Each party consents to be subject to personal jurisdiction of the courts of Michigan, and any lawsuit or other court action or


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proceeding relating to, or arising out of, this Agreement or Employee's employment with the Company shall be instituted only in the state or federal court of proper jurisdiction in the state of Michigan.

         21. Severability

         All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

         22. No Waiver

         No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.


                             ROCKWELL MEDICAL TECHNOLOGIES, INC.

                             By:      /s/ Thomas E. Klema
                                --------------------------------
                                        THOMAS E. KLEMA


                             Its: Vice President, Secretary and Treasurer

                                       /s/ Robert L. Chioini
                                --------------------------------
                                        ROBERT L. CHIOINI